      As filed with the Securities and Exchange Commission on May 11, 2001
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                    UST Inc.
--------------------------------------------------------------------------------
             (Exact Name of registrant as specified in its charter)



               Delaware                                   06-1193986
---------------------------------------      -----------------------------------
       (State of incorporation)             (I.R.S. employer identification no.)



         100 West Putnam Avenue
         Greenwich, Connecticut                            06830
---------------------------------------      -----------------------------------
(Address of principal executive offices                  (Zip code)



                             2001 Stock Option Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)


                            RICHARD H. VERHEIJ, ESQ.
                  Executive Vice President and General Counsel
              100 West Putnam Avenue, Greenwich, Connecticut 06830
                                 (203) 661-1100
--------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)


                                    Copy to:

                             DAVID J. FRIEDMAN, ESQ.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                   Four Times Square, New York, New York 10036


                         CALCULATION OF REGISTRATION FEE

================================================================================

      Title of               Amount              Proposed Maximum         Proposed Maximum           Amount of
     Securities               to be             Offering Price Per       Aggregate Offering        Registration
  to be Registered        Registered (1)           Share (2)(3)               Price (3)                 Fee
---------------------------------------------------------------------------------------------------------------
   Common Stock,
     par value
  $.50 per share        6,000,000 shares            $29.58594             $177,515,640.00           $44,378.91

================================================================================

(1) There are registered hereby 6,000,000 shares of Common Stock of UST Inc., a Delaware corporation (the "Company"), issuable pursuant to the Company's 2001 Stock Option Plan (the "Plan"). Pursuant to Rule 416, there are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the adjustment provisions in the Plan.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share Common Stock on the New York Stock Exchange - Composite Transactions Tape on May 4, 2001, within five business days prior to filing.

(3)  Estimated solely for the purpose of calculating the registration fee.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The information called for in Part I of Form S-8 is omitted from this registration statement and will be included in a prospectus to be distributed to participants in the Company's 2001 Stock Option Plan in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") by UST Inc., a Delaware corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

     (1) Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Commission on March 9, 2001;

     (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as filed with the Commission on May 11, 2001; and

     (3) The description of the common stock, par value $.50 per share, of Registrant (the "Common Stock") contained in Registrant's Registration Statement on Form S-4 dated March 20, 1987, filed pursuant to Section 12(b) of the Exchange Act (File No. 33-12765), including any amendment or report filed for the purpose of updating such information.

     All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

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

     Section 145 of the Delaware General Corporation Law (the "DGCL") allows the indemnification of directors, officers, employees or agents of a corporation against liabilities and expenses arising out of actions brought by a third party, provided that the board of directors determines that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal matter, had no reasonable cause to believe his or her conduct was unlawful. Such law also permits indemnification against expenses in actions brought by or in the right of a corporation if the standards of conduct required for third party actions are met, and either (1) such person was not adjudged liable to the corpora tion, or (2) the Delaware Chancery Court or other court in which the action was brought determines that such person is fairly and reasonably entitled to be indemnified. Indemnification provided pursuant to Section 145 is not exclusive, and a corporation is empowered to purchase and maintain insurance on behalf of any person who is a director, officer, employee or agent of the corporation, another corporation or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section
145. The Registrant's Amended and Restated By-Laws (the "By-Laws") provide that the Registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by law.

     The DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of any director to the corporation or its stockholders for monetary damages for a breach of the director's fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director to the full extent permitted by the DGCL.

     The indemnification provisions contained in the Registrant's By-Laws are not exclusive of any other rights to which a person may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction of any court of competent jurisdiction or otherwise. In addition, the Registrant maintains, at its expense, a policy of insurance which insures its directors and officers, subject to certain exclusions or deductions as are usual in such insurance policies, against certain liabilities which may be incurred in those capacities, including liabilities arising under the Securities Act. The Registrant has also entered into agreements which provide for the indemnification of its directors and officers against such liabilities to the fullest extent permitted by law.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     4.1 Restated Certificate of Incorporation of Registrant dated May 5, 1992, incorporated herein by reference to Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1992.

     4.2 By-Laws of Registrant adopted on December 23, 1986, and amended and restated effective October 22, 1998, incorporated herein by reference to Exhibit 3.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

     5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered.

     23.1 Consent of Ernst & Young LLP, independent auditors.

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 5.1 hereto).

Item 9. Required Undertakings.

     Registrant hereby undertakes:

     (a)(l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed by Registrant with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 per cent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on this 11th day of May, 2001.

                                            UST INC.

                                            By: /s/ VINCENT A. GIERER, JR.
                                                --------------------------------
                                                Name: Vincent A. Gierer, Jr.
                                                Title: Chairman of the Board
                                                       Chief Executive Officer
                                                       and President


     Pursuant to the requirements of the Securities Act if 1933, this registration statement has been signed by the following persons and in the capacities indicated on May 11, 2001.

              Signature                                    Title
              ---------                                    -----
     /s/ VINCENT A. GIERER, JR.         Chairman of the Board, Chief Executive Officer
-------------------------------------   and President; Director
     Vincent A. Gierer, Jr.             (Principal Executive Officer)

     /s/ ROBERT T. D'ALESSANDRO         Senior Vice President and Chief Financial Officer
-------------------------------------   (Principal Financial Officer)
     Robert T. D'Alessandro

     /s/ JAMES D. PATRACUOLLA           Vice President and Controller
-------------------------------------   (Principal Accounting Officer)
     James D. Patracuolla

     /s/  JOHN P. CLANCEY               Director
-------------------------------------
     John P. Clancey

     /s/ EDWARD H. DEHORITY, JR.        Director
-------------------------------------
     Edward H. DeHority, Jr.

     /s/ ELAINE J. EISENMAN             Director
-------------------------------------
     Elaine J. Eisenman

     /s/ EDWARD T. FOGARTY              Director
-------------------------------------
     Edward T. Fogarty

     /s/   P. X. KELLEY                 Director
-------------------------------------
     P. X. Kelley

     /s/ PETER J. NEFF                  Director
-------------------------------------
     Peter J. Neff

     /s/ LOWELL P. WEICKER, JR.         Director
-------------------------------------
     Lowell P. Weicker, Jr.

                                  EXHIBIT INDEX

Exhibit No.       Description of Exhibit
-----------       ----------------------
4.1               Restated Certificate of Incorporation of Registrant dated May 5, 1992, incorporated herein by reference to Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the quarter ended
                  March 31, 1992.

4.2               By-Laws of Registrant adopted on December 23, 1986, and amended and restated effective
                  October 22, 1998, incorporated herein by reference to Exhibit 3.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

5.1               Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered.

23.1              Consent of Ernst & Young LLP, independent auditors.

23.2              Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit
                  5.1 hereto).



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